Red Robin Announces Preliminary Results for the Fiscal Third Quarter of 2016

Revises Fiscal Year 2016 Outlook

Announces Time and Date for Fiscal Third Quarter 2016 Earnings Conference Call

Greenwood Village, Colo. – October 20, 2016 – Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced preliminary results for its fiscal third quarter ended October 2, 2016. The Company also revised its outlook for fiscal year 2016.

The Company expects to report the following estimated financial results for the fiscal third quarter 2016:

▪	Total revenues of approximately $297 million

▪	Comparable restaurant revenue decrease of 3.6%

▪	Net loss of approximately $3.0 million or $0.23 per diluted share

▪	Adjusted net income of approximately $5.1 million or $0.38 per diluted share (excluding restaurant impairment and closure costs of $8.1 million, net of tax, or $0.61 per diluted share)(1)

Preliminary results remain subject to the completion of the Company’s quarter-end accounting procedures and adjustments and are subject to change.

“We are making real progress in improving guest traffic and service, fueled by investments in select initiatives focused on guest engagement, technology and operational efficiencies,” said Denny Marie Post, Red Robin Gourmet Burgers, Inc. chief executive officer.  “During the third quarter, we outperformed the industry benchmark on guest traffic. Our investment in regaining our edge on everyday value has come at a cost to profits, further undermined by weakening industry trends. In addition to acting on improvements in our core business, we have identified and begun implementing a path forward to strengthen our earnings performance, which we will discuss during our third quarter 2016 earnings conference call on November 2nd.”

Revised Outlook for Fiscal Year 2016

The Company revised its guidance for full fiscal year 2016, lowering adjusted EBITDA to an estimated range of $141 million to $145 million(1). Additional details regarding the Company’s 2016 outlook will be provided on the third quarter 2016 earnings conference call.

Fiscal Third Quarter 2016 Earnings Conference Call

Final results for the fiscal third quarter of 2016 will be released shortly after 4:00 p.m. ET on Wednesday, November 2, 2016. The Company will also host an investor conference call to discuss these results at 5:00 p.m. ET that same day. The conference call number is (888) 211-0226, or for international callers (913) 312-0944. The call will also be webcast live from the Company's website at www.redrobin.com under the investor relations section.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant.  There are more than 540 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.

Forward-Looking Statements
Forward-looking statements in this press release regarding our strategic initiatives, future performance, revenues, EBITDA, capital investments, anticipated number and timing of new restaurant openings and operating weeks, the anticipated number and timing of restaurant remodels under the Brand Transformation Initiative, anticipated costs, expenses (including depreciation, amortization, and interest expense), tax rate, sensitivity of earnings per share and other projected financial measures, statements under the heading “Revised Outlook for Fiscal Year 2016”, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of our business improvement initiatives; the ability to fulfill planned expansion and restaurant remodeling; the effectiveness of our marketing strategies and initiatives to achieve restaurant sales growth; the cost and availability of key food products, labor, and energy; our ability to achieve anticipated revenue and cost savings from our anticipated new technology systems and tools in the restaurants and other initiatives; availability of capital or credit facility borrowings; our ability to increase our to-go and other offerings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; federal, state, and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

(1)	Non-GAAP Financial Information
In addition to the preliminary results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements that present the 12 weeks ended October 2, 2016, net income and diluted earnings per share, excluding the effects of restaurant closure costs and asset impairment charges. The Company believes that the presentation of net income and earnings per share exclusive of the identified item gives the reader additional insight into the ongoing operational results of the Company. This supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax expense was calculated based on the change in the total tax provision calculation after adjusting for the identified items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

The Company defines EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, and non-cash stock based compensation. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations of litigation contingencies, asset impairment, change in gift card breakage and restaurant closure costs. Adjusted EBITDA is presented because the Company believes that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, stock-based compensation, and asset impairment charges. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies in our industry or otherwise. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measure of net income. Providing net income guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income, including asset impairments and income tax valuation adjustments.

For media relations questions contact:
Joanna DiNizio, Coyne PR
(973) 588-2000

For investor relations questions contact:
Raphael Gross/Dara Dierks, ICR
(203) 682-8200